Exhibit 31

                                  CERTIFICATION

      Re: GSAMP Trust 2005-HE3 (the "Trust") Mortgage Pass-Through Certificates, Series 2005-HE3, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), NC Capital Corporation, as responsible party (the "Responsible Party"), JPMorgan Chase Bank, National Association, as servicer ("JPMorgan"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide"), Wilshire Credit Corporation, as servicer, ("Wilshire"), J.P. Morgan Trust Company, National Association, as custodian (the "J.P. Morgan Trust Company"), Wells Fargo Bank, N.A., as custodian ("Wells Fargo") and Deutsche Bank National Trust Company, as trustee (the "Trustee")
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I, Michelle Gill, certify that:

1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicers under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicers have fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the Servicers' compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, JPMorgan, Wilshire and Countrywide.

Date: March 30, 2006


/s/ Michelle Gill
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Michelle Gill
Vice President